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                      Amendment to Participation Agreement

     This Amendment to each of the Participation Agreements ("Agreement") currently in effect among Van Kampen Life Investment Trust (the "Fund"), Van Kampen Funds Inc. (the "Underwriter"), Van Kampen Asset Management (the "Adviser"), and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, and First MetLife Investors Insurance Company (collectively, the "Company") is effective this 30th day of April, 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

     WHEREAS, the Fund and the Company agree to distribute the prospectuses of the Portfolios of the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to setout the roles and responsibilities for complying with Rule 498.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Fund and the Adviser each represent and warrant that the hosting of such Summary Prospectuses at the URL disclosed on such Summary Prospectus is designed to comply with the requirements of Rule 498(e) and (f)(3) applicable to the Fund and its Portfolios.

     3. The Adviser and the Underwriter represent and warrant that it will respond to contract owner requests for additional Fund documents in a manner designed to comply with the provisions of Rule 498(f)(1). The Adviser and the Underwriter further represents and warrants that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

     4. Company represents and warrants that any binding of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

     5. At the Company's request, the Adviser and the Fund will provide the Company with URLs to the Fund's current documents for use with the Company's electronic delivery of fund documents or on the Company's website. The Adviser and the Fund will be responsible for ensuring the integrity of the URLs and for maintaining the Fund's current documents on the site to which such URLs originally navigate.

     6. The parties agree that the Indemnification provisions of the Participation Agreement among the Adviser, the Company and the Fund will apply to the terms of this Summary Prospectus Agreement as applicable.

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     7.   The parties agree that the Company is not required to distribute
          Summary Prospectuses to its contract owners, but rather distribution of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Fund, the Adviser and the Underwriter sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

     8. The Fund reserves the right to discontinue or suspend the use of Summary Prospectuses and, instead, offer Statutory Prospectuses to meet the prospectus delivery requirements under the Securities Act of 1933. The Fund agrees that it will give the Company sufficient notice if it decides to discontinue or suspend the use of Summary Prospectuses.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the date specified above.


VAN KAMPEN LIFE INVESTMENT TRUST


By: /s/ Stuart N. Schuldt
    ---------------------------------------
Name: Stuart N. Schuldt
Its: CFO and Treasurer


VAN KAMPEN FUNDS INC.


By: /s/ Edward C. Wood, III
    ---------------------------------------
Name: Edward C. Wood, III
Its: Managing Director


VAN KAMPEN ASSET MANAGEMENT


By: /s/ Andrew Scherer
    ---------------------------------------
Name: Andrew Scherer
Its: Managing Director


METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ Alan C. Leland, Jr.
    ---------------------------------------
Name: Alan C. Leland, Jr.
Its: Vice President


METLIFE INSURANCE COMPANY OF CONNECTICUT


By: /s/ Paul L. LeClair
    ---------------------------------------
Name: Paul L. LeClair
Its: Vice President and Actuary

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METLIFE INVESTORS USA INSURANCE COMPANY


By: /s/ Paul L. LeClair
    ---------------------------------------
Name: Paul L. LeClair
Its: Vice President


FIRST METLIFE INVESTORS INSURANCE COMPANY


By: /s/ Paul L. LeClair
    ---------------------------------------
Name: Paul L. LeClair
Its: Vice President